Exhibit 99.1(a)
Second Quarter 2026 Earnings Prepared Comments
Bill Cunningham, Celanese Corporation, Vice President, Investor Relations
This is the Celanese Corporation second quarter 2026 earnings prepared comments. The Celanese Corporation second quarter 2026 earnings release was distributed via Business Wire this afternoon and posted on our investor relations website, investors.celanese.com. As a reminder, some of the matters discussed below may include forward-looking statements concerning, for example, our future objectives and plans. Please note the cautionary language contained at the end of these comments. Also, some of the matters discussed include references to non-GAAP financial measures. Explanations of these measures and reconciliations to the comparable GAAP measures are included on our investor relations website under Financial Information/Non-GAAP Financial Measures. The earnings release and Non-GAAP information and the reconciliations are being furnished to the SEC in a Current Report on Form 8-K. These prepared comments are also being furnished to the SEC in a separate Current Report on Form 8-K.
On the earnings conference call tomorrow morning, management will be available to answer questions.

Scott Richardson, Celanese Corporation, President and Chief Executive Officer
Today, we are pleased to report second quarter 2026 adjusted earnings per share of $2.45 (inclusive of approximately $0.35 per share of non-cash transaction amortization1), our highest in nearly three years. The results demonstrate the underlying strengths of our business and reflect the resilience of our differentiated business models, the flexibility of our global production and supply chain networks, and the agility of our teams. We also continued to advance the growth platforms and strategic initiatives that we believe are creating value today while enhancing the future earnings power of Celanese.
I want to thank our global teams for their commitment and decisive actions to capture value, leverage the flexibility of our global manufacturing footprint, and capitalize on opportunities created by shifting macroeconomic dynamics. As we anticipated, supply disruptions that emerged during the quarter proved
1 Calculated as intangible amortization from transactions divided by diluted weighted average shares outstanding.

transitory to some extent, especially in China, and our businesses were well positioned both to capture those opportunities and to continue performing even while supply-related dislocations began to moderate.
In the second quarter, both businesses demonstrated strong commercial performance. Sequentially, volume growth, pricing actions, and favorable mix drove meaningful earnings expansion. On a year-over-year basis, we increased net sales despite continued soft demand conditions, reflecting our ability to capture value through disciplined pricing, reliable global supply, and the differentiated capabilities of our product portfolio. These deliberate actions contributed to operating EBITDA growth of more than 20 percent versus the prior-year period and reinforced Celanese's ability to perform even in an environment in which underlying demand remains below historical norms.
In Engineered Materials (EM), we continued to reposition our specialty portfolio toward higher-value applications, driving favorable pricing and mix outcomes. We also gained momentum across several strategic growth platforms, most notably in medical and electronics, demonstrating the benefits of initiatives that are expanding our participation in attractive, higher-growth end markets. In the Acetyl Chain (AC), we leveraged our differentiated network to effectively serve customers across the Western Hemisphere, particularly in Europe, despite global supply disruptions. Customers increasingly prioritized security and reliability of supply, and our ability to consistently meet those needs reinforced the value of our integrated global network. Collectively, our efforts drove a strong earnings outcome and further validated the resilience, growth potential, competitive advantages, and earnings power of our two businesses.
During the quarter, we continued to take decisive steps to advance our strategic priorities of driving growth, intensifying cost improvements, and strengthening cash generation to support deleveraging. We completed the closure of our EM compounding facility in Ulsan, South Korea, with production transferred to more efficient assets elsewhere in the region, further advancing our Grow & Fortify strategy. Subsequent to the quarter, we also completed, ahead of schedule, the previously announced optimization of our nylon 6,6 manufacturing network. We are also on track to complete the planned closure of the acetate tow facility in Lanaken, Belgium in the third quarter. Together, these initiatives are expected to deliver over $50 million of annualized fixed-cost savings while strengthening the competitiveness, flexibility, and long-term earnings profile of our businesses.
Now, let me turn to the specifics of our businesses.
Engineered Materials generated second quarter adjusted EBIT of $234 million and operating EBITDA of $335 million at margins of 16 and 23 percent, respectively. Strong commercial execution and increasing contributions from our strategic growth platforms drove the highest quarterly total variable margin contribution in the history of the business.
We saw encouraging momentum across a number of our strategic growth platforms. For example, our medical and electronics businesses both delivered double-digit growth in net sales in the second quarter, supported primarily by volume increases versus the prior-year period. In medical, net sales increased 19 percent year-over-year, driven by strength in medical implants and injectable pen applications. In electronics, net sales increased 11 percent year-over-year, primarily reflecting further penetration in connectors and electronic components. Our performance in the quarter across these and other targeted applications more than offset continued macroeconomic weakness in the automotive end market, as global vehicle builds were down slightly in the quarter compared to the prior year period.
The benefits of these efforts were evident across the broader business. Excluding the impact of the Micromax® divestiture, second quarter net sales increased 6 percent versus the prior-year period, driven by a 5 percent increase in pricing, stable volumes, and a modest currency benefit. Sequentially, performance was even stronger, with net sales increasing 13 percent, reflecting a 6 percent improvement in pricing and a 7 percent improvement in volume, again excluding the impact of the Micromax® divestiture.2 Volume performance also benefited modestly from customer ordering patterns that accelerated certain demand into the quarter amid industry supply uncertainty.
Our sequential top-line growth was driven by mix enrichment, pricing improvement, and increased volumes. These results reinforce the value of our disciplined, intentional approach to higher-value applications and higher-quality growth within EM.
Our results also demonstrated the operational excellence of the EM network. In addition to completing the closures associated with our nylon 6,6 footprint optimization and our Ulsan, South Korea facility ahead of schedule, we also successfully executed the planned POM turnaround, the largest undertaken by the EM business in the past five years. Despite approximately $15 million of turnaround costs, results exceeded the midpoint of our guidance range by 17 percent and represented the strongest quarterly earnings performance for the business in nearly two years.
We continue to make meaningful progress against our Grow & Fortify strategy, which is designed to strengthen the competitiveness and earnings profile of Engineered Materials by accelerating participation
2 Comparison excludes Micromax® sales from the second quarter 2025 and the first quarter of 2026. The divestiture of Micromax® closed on February 2, 2026. When Micromax® sales are included, year-over-year net sales were flat, consisting of a 6 percent decline in volume, a 5 percent increase in price, and a 1 percent increase in currency. Sequentially, sales were up 9 percent, consisting of 3 percent increase in volume and a 6 percent increase in price when Micromax® sales are included.

in attractive, higher-growth end markets. These actions reflect a deliberate reshaping of EM's operational footprint and commercial capabilities to better align with evolving customer and end-market requirements, while maintaining customer confidence, supply reliability, product quality, and our ability to innovate.
Our steps to fortify the foundation of the business, as demonstrated by our nylon 6,6 footprint transformation, are also enabling acceleration of the next phase of growth for Engineered Materials. The steps we are taking today are allowing us to align resources toward the end markets, applications, and technologies where we see the greatest opportunities to create value.
Our growth strategy is focused on high-value applications where Celanese possesses differentiated materials, technical capabilities, and strong customer relationships. The resulting portfolio mix, with greater exposure to higher‑growth end markets such as electronics, data center server componentry, medical devices, and electric vehicles, is expected to create durable and attractive growth vectors for the business. We have prioritized approximately 30 growth subsegments, and we continue to see encouraging momentum across these platforms, which contributed positively to mix and earnings quality in the quarter. A few examples illustrate the opportunities ahead:
•AI Infrastructure (Electronics): We are leveraging our differentiated portfolio of high-performance polymers in high-speed connectors, thermal management systems, and fiber optics and cable applications supporting AI infrastructure. The specialty polymer demand for an AI server is approximately three times greater than for a conventional server. We estimate our addressable space within this market is growing at roughly 20 percent annually, driven by increasing demand for higher data rates, greater power density, and more sophisticated thermal management requirements. Through this, we estimate a serviceable, addressable market opportunity of over $1.0 billion by 2030.
•Electric Drive Unit (Automotive): As vehicle electrification continues, increasing complexity drives demand for high-performance polymer solutions in areas like high-voltage connectors and thermal management. We estimate this market to deliver double-digit growth through the end of the decade, supported by continued growth in hybrid and battery electric vehicles, expansion of charging infrastructure, and increasing vehicle complexity. We estimate a serviceable, addressable market opportunity of over $1.0 billion by 2030 in this application area alone.
•Drug Delivery & Patient Monitoring (Medical): Growing chronic disease prevalence, broader adoption of self-administered therapies, and increasing use of home-based patient monitoring continue to drive demand for advanced medical devices. Our addressable space in these areas is estimated to be growing at approximately 6 percent annually, focused on applications like auto injectors, inhalers, and continuous patient monitoring systems. Through this, we estimate an addressable market opportunity approaching approximately $500 million by 2030. Our long-standing relationships across the medical device ecosystem and differentiated materials portfolio position us well to capitalize on these trends.
These opportunities represent the type of higher-value, margin-accretive growth that EM's Grow & Fortify strategy is designed to capture. By combining targeted growth investments with continued footprint optimization, cost discipline, and supply chain flexibility, we are building a more competitive and resilient business capable of delivering sustainable earnings growth over time.
In the third quarter, we anticipate EM earnings to moderate sequentially, primarily reflecting the flow-through of higher raw material costs that lagged pricing actions taken in the second quarter. Additionally, we expect headwinds from lower equity earnings from Ibn Sina due to supply chain disruptions. These headwinds are expected to be partially offset by the absence of the second quarter POM turnaround costs, productivity benefits including initial benefits from the nylon 6,6 optimization, and ongoing progress in driving our growth platforms and innovation pipeline. Based on these factors, we expect third quarter adjusted EBIT of $190 to $210 million and operating EBITDA of $285 to $305 million.
More broadly, EM is positioned to deliver earnings growth in 2026 despite absorbing significant near-term headwinds associated with strategic initiatives designed to strengthen the business over the long term. These include approximately $45 million of inventory-related impacts primarily from the nylon 6,6 and Ulsan footprint optimizations, largely incurred during the second half of 2026, and approximately $35 million of adjusted EBIT associated with the Micromax® transaction. In addition, we expect an estimated $10 million reduction in equity earnings from the temporary disruptions at Ibn Sina. Even after absorbing these headwinds, we continue to expect double-digit full-year EM adjusted EBIT growth, demonstrating the impact of our focus on growth and the strength of the underlying business.
These same footprint actions are expected to generate approximately $30 million of annualized cost savings, with roughly half realized in the remainder of 2026 and the rest in 2027. Together with our ongoing growth initiatives, they are improving the quality of the portfolio, strengthening the competitiveness of the business, and enhancing the long-term earnings profile of EM.
The Acetyl Chain delivered second quarter adjusted EBIT of $321 million and operating EBITDA of $385 million, at margins of 24 and 29 percent, respectively, as net sales increased by 28 percent sequentially and by 19 percent year-over-year. Results were the strongest since the second quarter of 2023 and reinforced that the primary driver of earnings power is our advantaged position in the Western Hemisphere, not conditions in China. As anticipated, pricing and margin opportunities in China proved temporary, peaking in March and April and largely returning to pre-disruption levels in the middle of the quarter. At the same time, conditions in Europe continued to support attractive opportunities as customers increasingly prioritized reliable supply. Results also included approximately $40 million of equity earnings from the acetate tow dividend, which resumed in the second quarter following its typical first-quarter absence. Even excluding this benefit, earnings increased approximately $150 million versus the first quarter, driven by disciplined commercial execution, network flexibility, and the reliability of supply that customers have come to expect from Celanese.
Performance in the quarter was led by the vinyl chain, where higher volumes and strong margin expansion drove nearly three-fourths of the sequential earnings growth. Approximately 80 percent of the vinyl chain earnings improvement originated in the Western Hemisphere, supported by the rapid restart of the Frankfurt VAM unit, which was back in operation within six weeks and reinforced our position as a preferred supplier through reliability of supply. In acetate tow, destocking trends slightly moderated and customer order patterns began to normalize. Supported by disciplined cost control, acetate tow continued to stabilize ahead of the planned Lanaken closure.
More broadly, the quarter demonstrated the differentiated capabilities of the Acetyl Chain business model and reinforced the importance of the Western Hemisphere as the driver of earnings growth for the business. Our teams anticipated the impacts of supply disruptions early, acted quickly to capture available opportunities, and successfully repositioned the business as trade flows and pricing dynamics began to normalize. This performance was achieved against a backdrop of generally soft underlying demand across key Western Hemisphere end markets like paints, coatings, construction, and adhesives. As demand conditions ultimately recover, we are confident that the combination of our advantaged asset base, reliable supply, and enhanced customer relationships positions the business to generate even greater value, independent of short-term pricing and supply dynamics in China. The ability to perform effectively through both phases of the cycle continues to highlight the differentiated cost position, agility, and earnings power of the Acetyl Chain.
Looking to the third quarter, we anticipate sequential moderation as pricing and margin opportunities associated with recent supply disruptions continue to ease. Based on these dynamics, we expect third quarter adjusted EBIT of $220 to $250 million and operating EBITDA of $285 to $315 million. We continue to expect the Western Hemisphere to remain the primary driver of Acetyl Chain performance, supported by cost advantages associated with our Clear Lake asset, customer relationships, share gains, and commercial opportunities that benefited from our demonstrated reliability during the quarter.
As we move through the second half of the year, our focus remains on sustaining the commercial momentum established during the quarter while continuing to improve the competitiveness of the network. Key priorities include:
•Maintaining recently won volumes and new customer relationships, particularly in regions where customers increasingly prioritized reliability of supply.
•Expanding VAE sales opportunities in the Western Hemisphere, leveraging our differentiated position in downstream applications and the recent startup of the Frankfurt VAE reactor.
•Maximizing the utilization of our low-cost U.S. asset base, while balancing regional supply and demand dynamics across the network.
•Continuing cost productivity initiatives across the network.
•Finalizing the closure of the acetate tow facility at Lanaken.
•Strengthening supply chain agility and manufacturing flexibility, including optimizing production across our asset base to improve overall network performance.
The Lanaken closure illustrates both the near-term costs and longer-term benefits of our actions. We expect annualized cost savings of $20 to $25 million, with approximately one-third realized in 2026 and the remainder in 2027. These benefits will be partially offset by approximately $40 million of temporary earnings headwinds associated with inventory reductions, split roughly evenly between the second half of 2026 and 2027.
While the business is already built upon highly advantaged and globally integrated upstream assets, our disciplined growth strategy within AC is increasingly focused on directing more molecules into higher-value downstream applications. These include emulsions and redispersible powders serving building and construction applications such as tile adhesives, insulation systems, waterproofing solutions, and flooring, as well as selected opportunities in specialty adhesives and coatings. While underlying construction and remodeling activity in both Europe and North America remains below historical levels, these applications are proving to be areas of growth and are well positioned to benefit further as those markets continue to recover.

Collectively, these actions are strengthening the quality and durability of Acetyl Chain earnings and positioning the business to continue generating strong results across a range of market conditions.

Chuck Kyrish, Celanese Corporation, Senior Vice President and Chief Financial Officer
Our teams continued to execute against our financial priorities in the second quarter. The strong earnings performance delivered across both businesses continues to support cash generation and reinforces the financial trajectory we outlined at the beginning of the year.
Let me first provide an update on cash flow performance, which remains our highest priority. In the second quarter, we generated $140 million of free cash flow. Conversion of the quarter's strong earnings into cash was partially delayed by timing impacts of working capital, which was a use of cash of $178 million in the second quarter, primarily due to higher pricing and raw material costs. We expect these timing impacts to begin unwinding during the second half of the year and benefit free cash flow both this year and potentially in 2027, with the timing dependent on market conditions. Due to these effects, we expect free cash flow generation to be weighted toward the second half, similar to 2024, and to remain positioned to deliver on the 2026 free cash flow target of $700 to $800 million.
Looking ahead, we expect the cash generation achieved in 2026 to provide a solid foundation entering 2027, supported by continued structural inventory improvements, lower cash costs related to restructuring activities, continued discipline in capital expenditures within our targeted annual range of $300 to $350 million, and increasing contributions from the growth and productivity initiatives currently underway across both businesses.
In June we repaid the $508 million bond due July 19 with cash on hand and have since deployed cash on hand to repay the $400 million bond due August 5. With these actions, we will have no other bond maturities in 2026. We remain confident in our ability to manage our near-term maturities with current cash on hand, sustainable free cash flow generation and proceeds from our targeted divestitures. Our $1.75 billion revolving credit facility is also fully undrawn and provides us the flexibility to temporarily bridge timing of debt repayment if needed. Finally, we have the ability to be opportunistic in the debt capital markets and execute refinancing transactions to proactively optimize our debt maturity levels over the next few years, to align them with a conservative view of our cash generation capabilities.
Turning to Other Activities, in the second quarter we reported a net expense of $85 million in adjusted EBIT and $71 million in operating EBITDA. We expect an average quarterly adjusted EBIT net expense of approximately $80 million across the full year. Expense in the second quarter and forecast for the year are both higher than our previous expectations due primarily to an increase in compensation accruals.
The effective tax rate for adjusted earnings was 8 percent in the second quarter, and we continue to expect a similar rate for full-year 2026 based on the anticipated jurisdictional earnings mix and consideration of other non-recurring U.S. GAAP items.
The progress we are making on earnings, cash generation, and deleveraging is tangible and measurable, and we remain firmly focused on reducing leverage further and continuing to drive sustainable business improvement to strengthen the financial position of Celanese.

Scott Richardson, Celanese Corporation, President and Chief Executive Officer
Looking to the third quarter, we expect continued normalization of supply-related opportunities within the Acetyl Chain, along with the impact of higher raw material costs and inventory effects associated with the nylon 6,6 and Lanaken footprint optimizations. Based on these dynamics, we anticipate third quarter adjusted earnings per share of approximately $1.35 to $1.75.
While our earnings in the second half are expected to moderate as compared to our strong second quarter, we remain focused on executing the actions within our control. The second half will reflect a greater impact from inventory actions associated with the accelerated Lanaken closure, as well as some incremental impact to volume following customer order timing benefits realized in the second quarter. In Engineered Materials, we continue to advance growth platforms, segment strategies, and innovation initiatives that are improving mix and creating opportunities for growth in our priority segments. In the Acetyl Chain, we remain focused on sustaining recently won customer positions, expanding downstream participation, and capturing available margin opportunities. Considering these factors, we continue to expect full-year adjusted earnings per share of approximately $6.00.
As we begin looking beyond 2026, a number of the supply-related opportunities that contributed to second quarter performance are not expected to recur. At the same time, we expect to benefit from the cumulative impact of actions already underway across the company, including cost reduction initiatives, footprint optimization programs, lower net interest expense resulting from continued deleveraging, and growth investments across both businesses.

Moving forward, our strategic priorities remain unchanged: increasing cash flow to accelerate deleveraging, intensifying cost improvements, and driving top-line growth. Our performance in the second quarter reinforces our expectation that we will exit 2026 with significant improvement to our net debt-to-operating EBITDA ratio. Despite continued uncertainty across many of our end markets, the actions we are taking across both businesses are strengthening the competitiveness, growth potential, and earnings power of Celanese while positioning the company for future earnings growth.

Forward-Looking Statements

These prepared comments may contain "forward-looking statements," which include information concerning the Company's plans, objectives, goals, strategies, future revenues, cash flow, financial performance, synergies, capital expenditures, deleveraging efforts, planned cost reductions, dividend policy, financing needs and other information that is not historical information. All forward-looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct. There are a number of risks and uncertainties that could cause actual results to differ materially from the results expressed or implied in the forward-looking statements contained in these comments. These risks and uncertainties include, among other things: the ability to successfully achieve planned cost reductions; changes in general economic, business, political and regulatory conditions in the countries or regions in which we operate; the length and depth of product and industry business cycles, particularly in the automotive, electrical, textiles, electronics and construction industries; potential liability resulting from pending or future claims or litigation, including investigations or enforcement actions, or from changes in the laws, regulations or policies of governments or other governmental activities, in the countries in which we operate; our level of indebtedness and our financial condition, each of which could diminish our ability to raise additional capital to fund operations, reduce our business and strategic flexibility, increase our interest expense, limit the success of our deleveraging efforts, and impact changes to our credit ratings, which could increase our interest expense in the event of additional downgrades; volatility or changes in the price and availability of raw materials and energy, particularly changes in the demand for, supply of, and market prices of ethylene, methanol, natural gas, carbon monoxide, wood pulp, hexamethylene diamine, Polyamide 66 ("PA66"), polybutylene terephthalate, ethanol, natural gas and fuel oil, and the prices for electricity and other energy sources; the ability to pass increases in raw materials prices, logistics costs and other costs on to customers or otherwise improve margins through price increases; the possibility that we will not be able to realize the anticipated benefits of the Mobility & Materials business (the "M&M Business") we acquired from DuPont de Nemours, Inc. (the "M&M Acquisition"), including synergies and growth opportunities, whether as a result of difficulties arising from the operation of the M&M Business or other unanticipated delays, costs, inefficiencies or liabilities; additional impairment of goodwill or intangible assets; increased commercial, legal or regulatory complexity of entering into, or expanding our exposure to, certain end markets and geographies; risks in the global economy and equity and credit markets and their potential impact on our ability to pay down debt in the future and/or refinance at suitable rates, in a timely manner, or at all; the ability to maintain plant utilization rates and to implement planned capacity additions, expansions and maintenance; the ability to reduce or maintain current levels of production costs and to improve productivity by implementing technological improvements to existing plants; increased price competition and the introduction of competing products by other companies; the ability to identify desirable potential acquisition or divestiture opportunities and to complete such transactions, including obtaining regulatory approvals, consistent with the Company's strategy; market acceptance of our products and technology; compliance and other costs and potential disruption or interruption of production or operations due to accidents, interruptions in sources of raw materials, transportation, logistics or supply chain disruptions, cybersecurity incidents, AI-related vulnerabilities, terrorism or political unrest, public health crises, or other unforeseen events or delays in construction or operation of facilities, including as a result of geopolitical conditions, the direct or indirect consequences of acts of war or conflict (such as the Russia-Ukraine conflict or conflicts in the Middle East) or terrorist incidents or as a result of fire, flood, hurricanes, other severe weather, natural disasters, other catastrophic events or other crises; the ability to obtain governmental approvals and to construct facilities on terms and schedules acceptable to the Company; changes in applicable tariffs, duties, treaties and trade agreements, tax rates or legislation throughout the world including, but not limited to, anti-dumping and countervailing duties, adjustments, changes in estimates or interpretations or the resolution of tax examinations or audits that may impact recorded or future tax impacts and potential regulatory and legislative tax developments in the United States and other jurisdictions; changes in the degree of intellectual property and other legal protection afforded to our products or technologies, or the theft of such intellectual property; potential liability for remedial actions and increased costs under existing or future environmental, health and safety regulations, including those relating to climate change or other sustainability matters; changes in currency exchange rates and interest rates; tax rates and changes thereto; and various other factors discussed from time to time in the Company's filings with the Securities and Exchange Commission.

Any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

Results Unaudited
The results in this document, together with the adjustments made to present the results on a comparable basis, have not been audited and are based on internal financial data furnished to management. Quarterly results should not be taken as an indication of the results of operations to be reported for any subsequent period or for the full fiscal year.
Beginning with the reporting period ending June 30, 2026, the Company revised its presentation of Equity Earnings and Dividend Income Attributable to Celanese Corporation. Previously, Other Income (Expense) Attributable to Celanese Corporation was included with the presentation of Equity Earnings and Dividend Income Attributable to Celanese Corporation. To provide a better understanding for readers of the U.S. GAAP results of the Company’s non-consolidated equity investments by presenting such results in isolation and better align with how management assesses such results, Other Income (Expense) Attributable to Celanese Corporation is now included with Non-Operating Pension, Other Post-Retirement Employee Benefit (Expense) Income Attributable to Celanese Corporation. Prior periods presented have been revised to reflect this change.
Certain prior period amounts have been revised to correct for certain prior period immaterial errors. See Note 1 to our Quarterly Report on Form 10-Q for the quarterly period ending June 30, 2026.

Non-GAAP Financial Measures
These prepared comments, and statements made in connection with these prepared comments, refer to Non-GAAP financial measures. For more information on the Non-GAAP financial measures used by the Company, including the most directly comparable GAAP financial measure for each Non-GAAP financial measure used, including definitions and reconciliations of the differences between such Non-GAAP financial measures and the comparable GAAP financial measures, please refer to the Non-US GAAP Financial Measures and Supplemental Information document available on our website, investors.celanese.com, under Financial Information/Financial Document Library.